UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2016, Puma Biotechnology, Inc. (the “Company” or “Puma”) announced that the deadline for Fredric Eshelman (“Eshelman”) to deliver the consents needed to effect his attempt to add himself and three others to the Company’s board of directors (the “Board”) had expired on February 15, 2016, and that Puma’s stockholders had overwhelmingly rejected Eshelman’s consent solicitation. This concludes a process that has been disruptive to the Company, its employees and business partners and has cost significant management and financial resources. With the conclusion of the consent solicitation process, the Company intends to return its full attention to the fundamental goal of developing neratinib. As a result of the consent solicitation process and its impact on the Company, the Board has approved and adopted Amended and Restated Bylaws (the “Amended Bylaws”), which implement various procedural mechanisms designed to reduce and enable more efficient management of similar future frivolous actions. The Amended Bylaws became effective immediately upon approval by the Board on February 16, 2016, and include, among others, the changes described below. The Board is adopting these amendments as an interim measure and expects to seek approval at the Company’s next annual meeting of stockholders of an amendment to the Company’s certificate of incorporation to remove the ability of stockholders to take action by written consent.

•	Article I, Sections 7(d) and 7(e) of the Amended Bylaws. Creates an advance notice requirement (the “Advance Notice Provisions”) for director nominations and certain other business proposals to be presented by stockholders at the Company’s annual meetings of stockholders. The amendment, among other things, requires that a stockholder provide information regarding a director nomination or a business proposal to the Company no earlier than the 120th day and no later than the 90th day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders and update and supplement such information. In light of the timing of the adoption of the Amended Bylaws, these Advance Notice Provisions will not apply to the Company’s 2016 annual meeting of stockholders.

•	Article I, Section 8 of the Amended Bylaws. Implements requirements and procedures applicable to the stockholders’ ability to take corporate action by written consent without a meeting. Specifically, this amendment, among other things, provides that (i) holders of at least 20% of the voting power of the Company’s outstanding capital stock must request a record date for any action to be taken by written consent, (ii) no record date for action by written consent may be set during the period commencing 90 days prior to the one-year anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting, (iii) action by written consent cannot cover business identical or substantially similar to what was covered at any meeting of stockholders held within 120 days prior to receipt by the Company of the request for a record date, subject to certain exceptions, (iv) the stockholder request to set a record date must provide certain information regarding the business proposed to be conducted; (v) information regarding the stockholder giving notice and any person or entity acting in concert with the stockholder giving notice must be provided to the Company, and (vi) no consents may be dated or delivered to the Company until 90 days after the delivery of a valid request to set a record date.

•	Article II, Section 2 of the Amended Bylaws. Provides that the number of directors that constitute the Board shall be fixed from time to time exclusively by resolution of the Board.

•	Article II, Section 7 of the Amended Bylaws. Clarifies that directors may consent to Board or committee actions by electronic transmission.

•	Article IV of the Amended Bylaws. Clarifies that the Company is permitted to provide notice to a stockholder by electronic transmission if the stockholder has consented to receive notices by electronic transmission.

•

Article V of the Amended Bylaws. Establishes certain rights with respect to indemnification and advancement of expenses for the Company’s directors, officers and other qualifying indemnified persons. Specifically, this amendment, among other things, (i) clarifies the parties entitled to or permitted to receive indemnification and advancement of expenses, (ii) provides that an indemnitee may bring suit against the Company to recover the unpaid amount of any claim for indemnification or request for advancement of expenses, (iii) provides that the rights to indemnification and advancement of expenses under the Amended

Bylaws are not exclusive of any other rights which an indemnitee may otherwise have, (iv) allows the Company to offset any indemnification payments or advancement of expenses made by another party for the same claim, and (v) provides that the repeal or amendment of the indemnification or advancement of expenses provisions of the Amended Bylaws will not deprive an indemnitee of any right to indemnification or advancement of expenses with respect to any matter arising before such repeal or amendment.

•	Article VI of the Amended Bylaws. Provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware be the exclusive forum for certain types of actions or proceedings, including derivative and fiduciary actions and claims related to the General Corporation Law of the State of Delaware (the “DGCL”), the certificate of incorporation or bylaws of the Company, or actions pertaining to the internal affairs of the Company.

The Amended Bylaws also incorporate current provisions of the DGCL and various conforming, ministerial and other related changes.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Amended Bylaws marked to show changes from the previous bylaws is also attached as Exhibit 3.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.03 above, on February 15, 2016, the deadline for Eshelman to deliver the requisite consents in connection with his consent solicitation expired. Eshelman solicited written consents to take the following actions (the “Eshelman Proposals”) by written consent and without a meeting of the Company’s stockholders.

•	Proposal 1. Repeal any provision of the Bylaws of the Company in effect at the time this proposal becomes effective that was not included in the Bylaws as filed by the Company with the Securities and Exchange Commission on September 14, 2007.

•	Proposal 2. Remove, without cause, any person or persons, other than those elected pursuant to Eshelman’s consent solicitation, elected, appointed or designated by the board of directors of Puma Biotechnology, Inc. (or any committee thereof) to fill any vacancy or newly created directorship on or after September 9, 2015 and prior to the time that any of the actions proposed to be taken by Eshelman’s consent solicitation become effective.

•	Proposal 3. Increase the size of the Board from five (5) to nine (9) directors.

•	Proposal 4. Elect Fredric N. Eshelman, James M. Daly, Seth A. Rudnick, and Kenneth B. Lee, Jr. to the Board to serve as directors of the Company until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualified.

Under Section 228 of the DGCL, the Eshelman Proposals would have become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Company’s common stock outstanding as of the record date of December 17, 2015 had been delivered to the Company by February 15, 2016. As of December 17, 2015, 32,453,673 shares of common stock were outstanding. As of February 15, 2016, the number of consents delivered to the Company was insufficient to approve any of the Eshelman Proposals. Only one White Consent Card, representing 1,000 shares, or 0.003% of the Company’s outstanding shares of common stock, voting in favor of the Eshelman Proposals, was delivered to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Puma Biotechnology, Inc.

3.2	Marked Amended and Restated Bylaws of Puma Biotechnology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: February 16, 2016	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Puma Biotechnology, Inc.

3.2	Marked Amended and Restated Bylaws of Puma Biotechnology, Inc.